                                                                    EXHIBIT 99.1

DATE:  April 28, 2005

FROM:
DURA Automotive Systems, Inc.
2791 Research Drive
Rochester Hills, Michigan 48309

Keith R. Marchiando (248) 299-7500


FOR IMMEDIATE RELEASE


               DURA AUTOMOTIVE REPORTS FIRST QUARTER 2005 RESULTS


         ROCHESTER HILLS, Mich., April 28 -- DURA Automotive Systems, Inc. (Nasdaq: DRRA), today reported revenues of $620.0 million for the first quarter ended April 3, 2005 compared to $634.6 million in the prior year quarter. Including a pretax facility consolidation charge of $1.7 million, the net loss for the quarter was $4.8 million, or $0.26 per diluted share, compared to net income of $9.2 million, or $0.48 per diluted share, in the prior year quarter. DURA's adjusted loss from continuing operations for the quarter, which excludes facility consolidation charges, totaled $3.7 million, or $0.20 per diluted share, compared to income of $10.9 million, or $0.57 per diluted share, in the prior-year quarter.

         "The automotive industry has been extremely challenging in recent months," said Larry Denton, president and chief executive officer of DURA Automotive. "Reduced production volumes, elevated raw material pricing and unfavorable platform mix have negatively impacted DURA's first quarter results. We have taken swift actions to accelerate our cost reduction efforts and we are committed to meeting our financial targets for the year while at the same time delivering on our future organic growth."

         The decrease in first quarter sales from the prior year was driven primarily by lower North American and European automotive production and unfavorable vehicle platform mix. Partially offsetting these decreases was the benefit received from foreign currency exchange. The decrease in first quarter income from continuing operations from the prior year reflects the impact of lower automotive production, higher raw material prices and start-up issues at facilities which have recently taken on additional manufacturing responsibilities as a result of facility consolidation actions.

         The facility consolidation charge for the quarter relates to headcount reductions associated with DURA's plan to migrate to one enterprise resource planning system and the continuation of the previously announced closure of plants in the U.S., France and Germany. The facility consolidation


                                     (more)

DURA Automotive Systems, Inc.
April 28, 2005
Page 2

charge of $1.7 million for the quarter includes $1.0 million of employee severance costs and $0.7 million of facility closure and other charges.

2005 SECOND-QUARTER AND FULL-YEAR OUTLOOK

         For the second quarter of 2005, the company expects revenue to be in the range of $600 to $650 million compared to $659 million in the same period last year. Adjusted EBITDA, which excludes facility consolidation charges, is estimated to be in the range of $50 to $55 million. A reconciliation of adjusted EBITDA to the most directly comparable GAAP measures is set forth below.

         For the full year, our automotive industry production planning assumptions are 15.6 million units for North America and 20.0 million units for Europe. Revenue is expected to be $2.4 to $2.5 billion, versus $2.5 billion last year. Adjusted EBITDA is anticipated to be between $185 and $195 million. Full-year capital spending is expected to be approximately $70 million, interest expense $100 million and depreciation $85 million. We expect net debt to increase by $10 to $20 million for the year.

CONFERENCE CALL

         A conference call to review the first-quarter results is scheduled for April 28, 2005, at 11 a.m. ET. Interested participants may listen to the live conference call or replay over the Internet by logging onto the investor relations section of the company's Web site, www.duraauto.com. A recording of this call also will be available until 6 p.m. ET on Thursday, May 6, 2005, by dialing (303) 590-3000, passcode 11022950.

ABOUT DURA AUTOMOTIVE SYSTEMS, INC.

         DURA Automotive Systems, Inc., is the world's largest independent designer and manufacturer of driver control systems and a leading global supplier of seating control systems, engineered assemblies, structural door modules and integrated glass systems for the global automotive industry. The company is also a leading supplier of similar products to the North American recreation and specialty vehicle markets. DURA sells its automotive products to every North American, Japanese and European original equipment manufacturer
(OEM) and many leading Tier 1 automotive suppliers. DURA is headquartered in Rochester Hills, Mich. Information about DURA and its products is available on the Internet at www.duraauto.com.

Use of Non-GAAP Financial Information
In addition to the results reported in accordance with accounting principles generally accepted in the United States ("GAAP") included throughout this news release, the Company has provided information regarding "adjusted income from continuing operations" and "adjusted EBITDA" (non-GAAP financial


                                     (more)

DURA Automotive Systems, Inc.
April 28, 2005
Page 3

measures). Adjusted income from continuing operations represents income from continuing operations adjusted for severance charges, facility consolidation and other charges, net and loss on early extinguishment of debt, net. Adjusted EBITDA represents income from continuing operations adjusted for severance charges, facility consolidation and other charges, loss on early extinguishment of debt, interest, amortization and taxes. Management believes that adjusted income from continuing operations and adjusted EBITDA are useful to both management and investors in their analysis of the Company's ability to analyze operational performance. Adjusted income from continuing operations and adjusted EBITDA should not be considered in isolation or as a substitute for net income or other income statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity. Also, adjusted income from continuing operations and adjusted EBITDA, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies.

Forward-Looking Statements
This press release contains forward-looking statements that are subject to risks and uncertainties. These statements often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," or similar expressions. These statements are based on certain assumptions that the company has made in light of its experience in the industry as well as its perspective of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Actual results may differ materially from the anticipated results because of certain risks and uncertainties, including but not limited to (i) expected synergies, economies of scale and cost savings from the company's acquisitions not being fully realized or realized within the expected times frames; (ii) unanticipated difficulties servicing the indebtedness of the company; (iii) costs or operational difficulties related to integrating the operations of the acquired entities with those of the company being greater than expected; (iv) labor disputes involving the company or its significant customers; (v) risks associated with conducting business in foreign countries, and (vi) general economic or business conditions affecting the automotive industry, either nationally or regionally, being less favorable than expected.







                                     (more)

DURA Automotive Systems, Inc.
April 28, 2005
Page 4

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
          (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS - UNAUDITED)

                                                                Three Months Ended
                                                             April 3,         March 28,
                                                               2005             2004
                                                               ----             ----
Revenues                                                    $ 619,979         $ 634,563
Cost of sales                                                 559,398           557,898
                                                            ---------         ---------
Gross profit                                                   60,581            76,665


Selling, general and administrative expenses                   42,173            38,911
Facility consolidation and other charges                        1,666             1,448
Amortization expense                                              112               116
                                                            ---------         ---------
Operating income                                               16,630            36,190


Interest expense, net                                          24,970            21,249
                                                            ---------         ---------

Income (loss) from continuing operations before
 provision for income taxes and minority interest              (8,340)           14,941

Provision (benefit) for income taxes                           (3,617)            5,080
                                                            ---------         ---------

Income (loss) from continuing operations                       (4,723)            9,861

Gain (loss) from discontinued operations, net                    (109)             (693)
                                                            ---------         ---------

Net income (loss)                                           $  (4,832)        $   9,168
                                                            =========         =========

Basic earnings (loss) per share:
Income from continuing operations                           $   (0.25)         $   0.54
Discontinued operations                                         (0.01)            (0.04)
                                                            ---------          --------
Net income (loss)                                           $   (0.26)         $   0.50
                                                            =========          ========
Basic shares outstanding                                       18,662            18,385
                                                            =========          ========

Diluted earnings (loss) per share:
Income from continuing operations                           $   (0.25)         $   0.52
Discontinued operations                                         (0.01)            (0.04)
                                                            ---------          --------
Net income (loss)                                           $  (0.26)          $   0.48
                                                            =========          ========
Diluted shares outstanding                                     18,662            18,960
                                                            =========          ========

Capital expenditures                                        $  14,278          $ 15,607
Depreciation                                                $  20,435          $ 22,031


                                     (more)

DURA Automotive Systems, Inc.
April 28, 2005
Page 5

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES
                   ADJUSTED INCOME FROM CONTINUING OPERATIONS
          (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS - UNAUDITED)

                                                               Three Months Ended
                                                           April 3,         March 28,
                                                             2005             2004
                                                             ----             ----
Income (loss) from continuing operations                    $   (4,723)       $   9,861
Facility consolidation and other charges, net                    1,010            1,080
                                                            ----------        ---------
Adjusted income (loss) from continuing operations           $   (3,713)       $  10,941
                                                            ==========        =========


Basic earnings (loss) per share:
   Adjusted income (loss) from continuing operations        $    (0.20)       $    0.60
                                                            ==========        =========
Basic shares outstanding                                        18,662           18,385
                                                            ==========        =========

Diluted earnings (loss) per share:
   Adjusted income (loss) from continuing operations        $    (0.20)       $    0.57
                                                            ==========        =========
Diluted shares outstanding                                      18,662           20,249
                                                            ==========        =========



                                     (more)

DURA Automotive Systems, Inc.
April 28, 2005
Page 6

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES
                            ADJUSTED EBITDA GUIDANCE
           (AMOUNTS IN MILLIONS, EXCEPT PER SHARE AMOUNTS - UNAUDITED)

                                                        Three Months Ended              Twelve Months Ended

                                                           July 3, 2005                  December 31, 2005

                                                               Range                           Range
                                                               -----                           -----
                                                      Low             High               Low             High
                                                      ---             ----               ---             ----
Operating Income                                       27.3             32.3              94.2             104.2
Depreciation expense                                   21.3             21.3              84.7              84.7
Amortization expense                                    0.1              0.1               0.4               0.4
Facility consolidation and other charges                1.3              1.3               5.7               5.7
                                                    -------          -------          --------          --------
       Adjusted EBITDA                              $  50.0          $  55.0          $  185.0          $  195.0
                                                    =======          =======          ========          ========





                                     (more)

DURA Automotive Systems, Inc.
April 28, 2005
Page 7


                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (AMOUNTS IN THOUSANDS)

                                                                       April 3,              December 31,
                                Assets                                   2005                    2004
                                ------                                   ----                    ----
Current assets:
Cash and cash equivalents                                          $   111,592             $   191,568
Accounts receivable, net                                               320,426                 273,956
Inventories                                                            144,291                 149,834
Current portion of derivative instruments                                5,541                   7,746
Other current assets                                                   111,948                  92,016
                                                                   -----------             -----------
Total current assets                                                   693,798                 715,120
                                                                   -----------             -----------

Property, plant and equipment, net                                     470,812                 487,106
Goodwill, net                                                          891,263                 903,584
Noncurrent portion of derivative instruments                             6,569                  10,601
Deferred income taxes and other assets, net                             97,433                 107,510
                                                                   -----------             -----------
                                                                   $ 2,159,875             $ 2,223,921
                                                                   ===========             ===========
               Liabilities and Stockholders' Investment
               ----------------------------------------

Current liabilities:
Accounts payable                                                   $   271,059             $   270,341
Accrued liabilities                                                    204,165                 187,254
Current maturities of long-term debt                                     2,516                   2,968
                                                                   -----------             -----------
Total current liabilities                                              477,740                 460,563
                                                                   -----------             -----------

Long-term debt, net of current maturities                              115,763                 150,898
Senior notes                                                           400,000                 400,000
Subordinated notes                                                     583,691                 589,469
Mandatorily redeemable convertible trust
   preferred securities                                                 55,250                  55,250
Senior notes - derivative instrument adjustment                         12,110                  18,347
Other noncurrent liabilities                                           133,125                 141,903

Stockholders' investment:
Common stock - Class A                                                     187                     186
Additional paid-in capital                                             351,701                 351,571
Treasury stock                                                          (2,127)                 (2,513)
Retained deficit                                                       (98,174)                (93,342)
Accumulated other comprehensive income                                 130,609                 151,589
                                                                   -----------             -----------
Total stockholders' investment                                         382,196                 407,491
                                                                   -----------             -----------
                                                                   $ 2,159,875             $ 2,223,921
                                                                   ===========             ===========

                                       ###